Ohr Pharmaceutical, Inc. 8-K

 Exhibit 99.1

Ohr Pharmaceutical Reports Fiscal Third Quarter 2018 Financial Results

NEW YORK, August 14, 2018 (GLOBE NEWSWIRE) -- Ohr Pharmaceutical, Inc. (Nasdaq:OHRP), a pharmaceutical company developing therapies for ophthalmic diseases, today reported financial results for its fiscal third quarter ended June 30, 2018.

“We continue to work with our advisor to pursue strategic alternatives with the goal of maximizing shareholder value,” said Dr. Jason Slakter, chief executive officer of Ohr Pharmaceutical.  “We look forward to updating the market on our progress.”

Financial Results for the Third Quarter ended June 30, 2018

•	For the quarter ended June 30, 2018, the Company reported a net loss of approximately $0.5 million, or ($0.01) per share, compared to a net loss of approximately $3.9 million, or ($0.07) per share in the same period of 2017.
•	For the quarter ended June 30, 2018, total operating expenses were approximately $1.2 million, consisting of $0.8 million in general and administrative expenses, $0.1 million of research and development expenses, $0.3 million in depreciation and amortization. This compares to total operating expenses of $3.9 million in the same period of 2017, consisting of $1.4 million in general and administrative expenses, $2.2 million of research and development expenses, and $0.3 million in depreciation and amortization.
•	At June 30, 2018, the Company had cash and cash equivalents of approximately $4.4 million, compared to cash and equivalents of approximately $12.8 million at September 30, 2017.

Financial Results for the Nine Months Ended June 30, 2018

•	For the nine months ended June 30, 2018, the Company reported a net loss of approximately $6.9 million, or ($0.12) per share, compared to a net loss of approximately $18.6 million, or ($0.45) per share in the same period of 2017.
•	For the nine months ended June 30, 2018, total operating expenses were approximately $7.5 million, consisting of $2.9 million in general and administrative expenses, $4.2 million of research and development expenses, $0.8 million in depreciation and amortization, $0.7 million in impairment of goodwill, and $1.2 million in gain on settlement of accounts payable and long term liabilities. This compares to total operating expenses of $18.5 million in the same period of 2017, comprised of approximately $4.6 million in general and administrative expenses, $13.2 million in research and development expenses, $0.9 million in depreciation and amortization, and $0.1 million in gain on settlement of accounts payable.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and we undertake no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our ability to identify, execute and conclude any strategic alternatives to maximize shareholder value, the financial resources available to us and risk that we may not be able to obtain sufficient funding as needed and as a result be forced to cease operations and liquidate, the ability to negotiate and conclude a strategic partnership, the future success of  any scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for any future products, legislative, regulatory and competitive developments, uncertainty related to our ability to continue as a going concern, the impact of significant reductions in our operations, our ability to maintain compliance with the Nasdaq Capital Market continued listing standards and policies and to maintain the listing and trading of our common stock on a national securities exchange, and general economic conditions. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition.

Contact:

Ohr Pharmaceutical Inc.

Investor Relations

212-682-8452

ir@ohrpharmaceutical.com